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                   [Letterhead of Willkie Farr & Gallagher]

May 4, 1998

Panavision Inc.
6219 DeSoto Avenue
Woodland Hills, CA  91367

         Re:      Registration Statement on Form S-4

Ladies and Gentlemen:

You have requested our opinion as to the material United States federal income tax consequences applicable to the merger (the "Merger") between Panavision Inc. and PX Merger Corporation, both Delaware corporations, as more fully described in the above-referenced Registration Statement and the exhibits thereto filed with the Securities and Exchange Commission (the "Registration Statement"). Capitalized terms not defined herein have the meanings ascribed to them in the Registration Statement.

Based upon and subject to the facts as set forth in the Registration Statement, we hereby confirm that our opinion set forth under the heading "Certain Federal Income Tax Consequences" in the Proxy Statement/Prospectus included in the Registration Statement addresses the material United States federal income tax matters and consequences generally applicable to the Merger, under currently applicable law, subject to the qualifications stated in the Proxy Statement/Prospectus.

This opinion expresses our views as to the United States federal income tax laws in effect as of the date hereof, including the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practice of the IRS, all of which are subject to change either prospectively or retroactively. Also, any variation or difference from the facts as set forth in the Registration Statement and incorporated herein might affect the conclusion stated herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the headings "The Merger--Certain Federal Income Tax Consequences" and "Independent Accountants and Legal Opinions" in the Proxy Statement/Prospectus included in the Registration Statement. In giving this


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Panavision Inc.
May 4, 1998
Page 2

consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

Very truly yours,

/s/  Willkie Farr & Gallagher
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